                                                                  August 2, 2006

Board of Directors
StealthGas Inc.
331 Kifisias Ave
145 61 Kifisia, Greece

Dear Sirs:

          1. The undersigned (the "Purchaser") hereby offers to subscribe to
400,000 shares (the "Shares") of Common Stock, par value $0.01 per share, of
StealthGas Inc., a Marshall Islands corporation (the "Company"), and to pay therefore U.S.$12.54 per share, or a total consideration of U.S$5,016,000. It is understood that the Company will deliver to the Purchaser a certificate or certificates for the Shares against payment to the Company of the purchase price thereof.

          2. The Purchaser hereby represents and warrants to the Company that it is acquiring the Shares for its own account for investment and not with a view to the distribution thereof or with any present intention of selling any thereof. The Purchaser acknowledges that it has been informed by the Company that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that the Shares may not be sold or transferred until registered under the Securities Act or an exemption from such registration is available.

          Each certificate representing any of the Shares or representing any other Registrable Shares (as hereinafter defined), and each certificate, issued upon any transfer or exchange of any such certificate, shall bear the following legend unless, in the opinion of the Company's counsel, such legend is no longer necessary to assure compliance with the Securities Act:

               "The shares represented by this certificate have not been
          registered under the Securities Act of 1933, as amended. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel to the Company that registration is not required under said Act."

The Company will enter appropriate stop-transfer orders on any register or records maintained by or on behalf of the Company with respect to the Shares and any other Registrable Shares to insure that such securities are not transferred except in accordance with this letter.

               3. As promptly as practicable after the Company shall satisfy the requirements of General Instruction I.A and I.B.3 for the use of Form F-3 for
the registration of securities under the Securities Act, the Company shall prepare and file with the Securities and Exchange Commission a Registration
Statement covering the resale of the Shares and any additional shares issued to the Purchaser upon any stock split, stock dividend or other distribution, recapitalization or similar event (collectively, the "Registrable Shares") for an offering to be made on a continuous basis pursuant to Rule 415(1)(i). The
Registration Statement shall be on Form F-3 or any successor Form. The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) all
Registrable Shares covered by the Registration Statement have been sold by the
Purchaser, (ii) all such Registrable Shares may be sold by the Purchaser in compliance with Rule 144(a) through (h) under the Securities Act, and (iii) all such Registrable Shares may be sold by the Purchaser without restriction under
Rule 144(k) under the Securities Act, as determined by the counsel to the
Company. The Purchaser agrees to furnish to the Company upon request such information about the Purchaser and its proposed method of distribution of the
Registrable Shares as the Company may require from time to time for inclusion in the Registration Statement and the prospectus included therein or in any amendment or supplement thereto.

          In the case of each registration under this Section 3, the Company will keep the Purchaser advised as to the filing, effectiveness and status of such registration. The Company will pay all of the costs incident to such registration (including filing fees and accounting, legal, printing and other expenses).

          The Company will furnish to the Purchaser three copies of the final prospectus included to the registration statement referred to in this Section 3.

          Notwithstanding anything else herein contained, in the event that the
Registrable Shares are not registered under the Securities Act by March 15,
2007, the total consideration paid by the Purchaser therefor shall be reimbursed to the Purchaser by the Company in exchange for the Registrable Shares.
Dividends in respect of the Registrable Shares will be payable to the Purchaser from the date hereof until registration of the Registrable Shares, as well as thereafter.

          The Company will indemnify the Purchaser and its directors and officers, and each person who controls the Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of
1934, as amended (the "Exchange Act") and each underwriter of the Registrable
Shares being registered against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (a) any untrue statement
(or alleged untrue statement) of a material fact contained in the registration statement (or in any related prospectus) or any omission (or alleged omission)
to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in the light of the circumstances under which they were made) not misleading, and (b) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the

                                       -2-

Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Purchaser, each such person and each such underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Purchaser, any such
Person or any underwriter for use in the registration statement (or in any related prospectus).

          As a condition of registration of the Registrable Shares, the
Purchaser agrees (i) if the Company so requests, to delay the sale of any
Registrable Shares (under the Registration Statement or otherwise) for a period of up to 60 days during any twelve month period, and (ii) to indemnify the
Company, its directors and officers, and each person, if any, who controls the
Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each underwriter of the Registrable Shares being registered against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (a) any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement (or in any related prospectus), or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which such statements are made) not misleading, which untrue or alleged untrue statement or omission or alleged omission is based upon written information furnished to the Company by the Purchaser for use therein, and (b)
any violation by the Purchaser of any rule or regulation promulgated under the
Securities Act or the Exchange Act applicable to the Purchase and relating to action or inaction required of the Purchaser in connection with any such registration, and will reimburse the Company, each such director and officer, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each underwriter for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action.

                                          Very truly yours,

                                         NIKE INVESTMENTS CORPORATION

                                     By: /s/ Elli Kioupi
                                         ---------------------------------------
                                         Title Elli Kioupi - Secretary/Director

StealthGas Inc. hereby accepts
the offer set forth above.

By /s/ Harry N. Vafias
   ----------------------------------
   President

                                       -3-

                AMENDMENT NO. 1 TO SUBSCRIPTION LETTER AGREEMENT

     This AMENDMENT NO. 1 (this "Amendment") to the Subscription Letter
Agreement, dated as of August 2, 2006 (the "Subscription Agreement"), between
StealthGas Inc., a Marshall Islands company (the "Company") and Nike Investments
Corporation (the "Purchaser"), is entered into as of February 13, 2007 by and between the Company and the Purchaser. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription
Agreement.

     WHEREAS, the Company and the Purchaser desire to amend certain provisions of the Subscription Agreement to extend certain dates by which the Company is required to take certain actions to register the Registrable Shares under the
Securities Act.

     NOW THEREFORE, the parties, in consideration of the foregoing and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

     Section 1. Amendments.

          (a) The first sentence of the first paragraph of Section 3 is amended in its entirety and restated as follows:

          "As promptly as practicable after the Company has filed a Form 20-F with the Securities and Exchange Commission for the year ended December 31,
2006, the Company shall prepare and file with the Securities and Exchange
Commission a Registration Statement covering the resale of the Shares and any additional shares issued to the Purchaser upon any stock split, stock dividend or other distribution, recapitalization or similar event (collectively, the
"Registrable Shares") for an offering to be made on a continuous basis pursuant to Rule 415(1)(i)."

          (b) The first sentence of the fourth paragraph of Section 3 is amended in its entirety and restated as follows:

          "Notwithstanding anything else herein contained, in the event that the
Registrable Shares are not registered under the Securities Act by April 30,
2007, the total consideration paid by the Purchaser therefor shall be reimbursed to the Purchaser by the Company in exchange for the Registrable Shares."

     Section 2. Ratification. Except as amended hereby, the terms and conditions of the Subscription Agreement shall remain in full force and effect in all respects.

     Section 3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

     Section 4. Counterparts. This Amendment may be executed in counterparts, each of which together shall constitute one agreement binding on all parties hereto notwithstanding that all parties have not signed the same counterpart.

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                        STEALTHGAS INC.

                                        By: /s/ Andrew J. Simmons
                                            ------------------------------------
                                            Name: Andrew J. Simmons
                                            Title: Chief Financial Officer

                                        NIKE INVESTMENTS CORPORATION

                                        By: /s/ Elli Kioupi
                                            ------------------------------------
                                            Name: Elli Kioupi
                                            Title: Secretary/Director

         Signature page to Amendment 1 to Subscription Letter Agreement

                AMENDMENT NO. 2 TO SUBSCRIPTION LETTER AGREEMENT

     This AMENDMENT NO. 2 (the "Amendment") to the Subscription Letter
Agreement, dated as of August 2, 2006, between StealthGas Inc., a Marshall
Islands company (the "Company") and Nike Investments Corporation (the
"Purchaser"), as amended as of February 13, 2007 (the "Subscription Agreement")
is entered into as of April 26, 2007 by and between the Company and the
Purchaser. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Subscription Agreement.

     WHEREAS, the Company and the Purchaser desire to amend certain provisions of the Subscription Agreement to extend certain dates by which the Company is required to take certain actions to register the Registrable Shares under the
Securities Act.

     NOW THEREFORE, the parties, in consideration of the foregoing and other good, sufficient and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, hereby agree as follows:

     Section 1. Amendment. The first sentence of the fourth paragraph of Section
3 is amended in its entirety and restated as follows:

          "Notwithstanding anything else herein contained, in the event that the
Registrable Shares are not registered under the Securities Act by June 30, 2007, the total consideration paid by the Purchaser therefor shall be reimbursed to the Purchaser by the Company in exchange for the Registrable Shares."

     Section 2. Ratification. Except as amended hereby, the terms and conditions of the Subscription Agreement shall remain in full force and effect in all respects.

     Section 3. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

     Section 4. Counterparts. This Amendment may be executed in counterparts, each of which together shall constitute one agreement binding on all parties hereto notwithstanding that all parties have not signed the same counterpart.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                        STEALTHGAS INC.

                                        By: /s/ Andrew J. Simmons
                                            ------------------------------------
                                            Name: Andrew J. Simmons
                                            Title: Chief Financial Officer

                                        NIKE INVESTMENTS CORPORATION

                                        By: /s/ Elli Kioupi
                                            ------------------------------------
                                            Name: Elli Kioupi
                                            Title: Secretary/Director

         Signature page to Amendment 2 to Subscription Letter Agreement